KPMG LLP	Telephone (604) 691-3000
Chartered Accountants	Fax (604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Catalyst Paper Corporation

We consent to the use of the following reports incorporated by reference in the Registration Statement on Form S-8 of Catalyst Paper Corporation (the “Company”):

•
Auditors’ Report to the Shareholders dated February 5, 2008, except as to note 29 which is as of February 11, 2008, on the consolidated balance sheets of the Company as at December 31, 2007 and 2006, and the consolidated statements of earnings and comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007;

•	Report of Independent Registered Public Accounting Firm dated February 5, 2008 on the Company’s internal control over financial reporting as of December 31, 2007; and

•	Comments by Auditors for U.S. Readers on Canada – U.S. Reporting Differences dated February 5, 2008.

Chartered Accountants

Vancouver, Canada
June 17, 2008